Exhibit 5.1


                   [LETTERHEAD OF J. C. PENNEY COMPANY, INC.]



                                  March 1, 1999



Securities and Exchange Commission
450 Fifth Street
Washington, D. C. 20549

RE:      GENOVESE DRUG STORES, INC. 1984 EMPLOYEE
         STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
         -----------------------------------------------

Ladies and Gentlemen:

         As Executive Vice President, Secretary and General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("Company"), I am familiar with the Restated Certificate of Incorporation of the Company and its Bylaws, as amended.

         I am also familiar with the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Stock Appreciation Rights Plan ("Plan"), and the corporate proceedings taken to authorize the offer of shares of Common Stock of 50(cent) par value, together with the preferred stock purchase rights associated therewith (such Common Stock, together with such associated rights, being hereinafter referred to as the "Common Stock"), of the Company thereunder. I have examined the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on this date for the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be offered pursuant to the Plan. I have also examined such other documents and records as I have deemed appropriate for the purposes of this opinion.

         Based on the foregoing, I am of the opinion that the shares of Common Stock of the Company to be offered pursuant to the Plan have been duly authorized and when issued, will have been legally issued, fully paid, and non-assessable.

         I hereby consent to the reference to me in the above-mentioned Registration Statement and to the filing of this opinion as an exhibit to said Registration Statement.



                                                  Very truly yours,

                                                  /s/ Charles R. Lotter, Esq.

                                                  Charles R. Lotter, Esq.